UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2016

NASCENT BIOTECH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55299	45-0612715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 21ST Street, Suite 300, Vero Beach, FL	32960
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (612) 961-5656

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL, DEFINITIVE CONTRACT

On July 6, 2016, Nascent Biotech, Inc. (the "Company") completed a license agreement with Zhejiang Hisun Pharmaceutical Co. Ltd ("Hisun"), a Chinese corporation. Hisun made an initial nonrefundable payment of $600,000. On July 6, 2016, the Company received the second license payment of $2,400,000 less taxes for a net of $2,140,000.A payment of $5,000,000 less taxes of 10% will be received when the product is approved by the Chinese FDA for clinical trial and a payment of $8,000,000 less taxes of 10% will be paid upon approval of our drug for commercial use within the license territory. In addition, a royalty of 9% of net sales less taxes of 10% will be paid to the Company by Hisun.

On June 30, 2016, the Company reached an agreement for the settlement of outstanding accounts payable and cell line transfer with its manufacturer. On July 7, 2016, this sum was paid to the manufacturer. In addition to resolving its outstanding account payable to the manufacturer, the Company will receive credits toward (i) completion of the product testing and manufacturing report, (ii) the cell line transfer fee; and (iii) the royalty on licensed sales.

ITEM 7.01 FD DISCLOSURE

(a) The Company issued a press release on July 18, 2016, a copy of which is attached hereto as an exhibit.

(b) The information contained in this Section 7.01 of this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description of Exhibit

10(iii)	License Agreement

99(i)*	July 18, 2016 Press Release

_____________

*filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASCENT BIOTECH, INC.

Date: July 18, 2016	By:	/s/ Sean Carrick
Sean Carrick
President

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